SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT is dated and made for reference effective as fully executed on this 23rd day of August, 2007.

BETWEEN:

MONGOLIA ENERGY LIMITED, a company incorporated under the laws of the British Virgin Islands having an address at c/o Unit C & B, 8th Floor, Sincere Insurance Building, 4 Hennessy Road, Hong Kong

(the “Purchaser”);
OF THE FIRST PART

AND:

TOOROIBANDI LIMITED, a company incorporated under the laws of Mongolia having an address at Bayangol 5, Khoroo 10, Khoroolol 48a04, Ulaanbaatar, Mongolia

(the “Company”);
OF THE SECOND PART

AND:

MR. LIN DONG HONG, a Chinese citizen, passport No. G17753676, and having an address at c/o Bayangol 5, Khoroo 10, Khoroolol 48a04, Ulaanbaatar, Mongolia

(the “Vendor”);
OF THE THIRD PART

(the Vendor, the Company and the Purchaser being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WHEREAS:

A.  The Purchaser is interested in exploring and developing uranium projects in Mongolia under exploration licenses;

B.  The Company is a body corporate subsisting under and registered pursuant to the laws of the Mongolia;

C.  The Vendor is the sole shareholder and legal and beneficial owner of all of the issued and outstanding shares/ registered capital in the capital of the Company (each a “Purchased Share”); the particulars of the registered and beneficial ownership of such Purchased Shares being set forth in Schedule “A” which is attached hereto and which forms a material part hereof;

D.  The Company owns two exploration licenses in Mongolia, which exploration licenses are identified by license numbers 12207X effective to November 14, 2009 and 1137X effective to February 19, 2009 (the “Licenses”); and

E.  The Parties hereto have agreed to enter into this Share Purchase Agreement (the “Agreement”) which formalizes and clarifies their respective duties and obligations in connection with the purchase by the Purchaser from the Vendor of all of the Purchased Shares together with the further exploration and development under the Licenses;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants and agreements herein contained, THE PARTIES HERETO COVENANT AND AGREE WITH EACH OTHER as follows:

Article 1
DEFINITIONS

1.1  Definitions. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)	“Agreement” means this “Share Purchase Agreement” as entered into among the Vendor, the Company and the Purchaser herein, together with any amendments thereto and any Schedules as attached thereto;

(b)	“Board of Directors” means, as applicable, the respective Board of Directors of each of the Parties hereto as duly constituted from time to time;

(c)	“business day” means any day during which Financial Institutions are open for business in Hong Kong;

(d)
“Business Documentation” means any and all records and other factual data and information relating to the Company’s business interests and assets and including, without limitation, all plans, agreements and records which are in the possession or control of the Vendor or the Company in that respect;

(e)	“Closing” has the meaning ascribed to it in Article “6.1” hereinbelow;

(f)	“Closing Date” has the meaning ascribed to it in Article “6.1” hereinbelow;

(g)	“Commercial Arbitration Act” means the arbitration statute or act that is currently in force and effect in Hong Kong, as amended from time to time, as set forth in Article “11” hereinbelow;

(h)	“Commissions” means the United States Securities and Exchange Commission;

(i)
“Common Shares” means the 15,000,000 shares of common stock of a United States reporting issuer listed on the Over-the-Counter Bulleting Board in the United States, which has acquired or entered into an agreement to acquire the Purchaser, to be issued and delivered to the Vendor as part of the Purchase Price of the Purchased Shares;

(j)	“Company” means Tooroibandi Limited, a corporation organized under the laws of Mongolia, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(k)	“Company’s Assets” means all assets, contracts, licenses, equipment, goodwill, inventory and Intellectual Property of the Company;

(l)	“Company’s Financial Statements” has the meaning ascribed to it in Article “3.3(i)” hereinbelow;

(m)	“Defaulting Party” and “Non-Defaulting Party” have the meanings ascribed to them in Article “12” hereinbelow;

(n)	“Encumbrances” means mortgages, liens, charges, security interests, encumbrances and third party claims of any nature;

(o)	“Exchange” means the NASD Over-the-Counter Bulletin Board;

(p)	“Execution Date” means the actual date of the complete execution of this Agreement and any amendment thereto by all Parties hereto as set forth on the front page hereof;

(q)	“Indemnified Party” and “Indemnified Parties” have the meanings ascribed to them in Article “7.1” hereinbelow;

(r)
“Intellectual Property” means, with respect to the Company, all right and interest to all patents, patents pending, inventions, know-how, any operating or identifying name or registered or unregistered trademarks and tradenames, all computer programs, licensed end-user software, source codes, products and applications (and related documentation and materials) and other works of authorship (including notes, reports, other documents and materials, magnetic, electronic, sound or video recordings and any other work in which copyright or similar right may subsist) and all copyrights (registered or unregistered) therein, industrial designs (registered or unregistered), franchises, licenses, authorities, restrictive covenants or other industrial or intellectual property used in or pertaining to the Company;

(s)
“Parties” or “Party” means, respectively, the Vendor, the Company and/or the Purchaser hereto, as the case may be, together with their respective successors and permitted assigns as the context so requires;

(t)
“person” or “persons” means an individual, corporation, partnership, party, trust, fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law;

(u)
“Purchased Shares” has the meaning ascribed to it in recital “C.” hereinabove; the particulars of the registered and beneficial ownership of such Purchased Securities being set forth in Schedule “A” which is attached hereto;

(v)	“Purchase Price” has the meaning ascribed to it in Article “2.2” hereinbelow;

(w)
“Purchaser” means Mongolia Energy Limited, a corporation organized under the laws of the British Virgin Islands, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(x)	“Purchaser’s Ratification” has the meaning ascribed to it in Article “5.1” hereinbelow;

(y)	“Time of Closing” means 2:00 o’clock, p.m. (Hong Kong Time) on the Closing Date;

(z)	“Vendor” means the shareholder or the registered capital owner of the Company who has executed this Agreement as a Party hereto.

1.2  Schedules. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedules which are attached to this Agreement and which form a material part hereof:

Schedule	Description

Schedule “A”:	Purchased Shares and Vendors;
Schedule “B”	Exploration Licenses;
Schedule “C”	Financial Statements;
Schedule “D”	Material Contracts;
Schedule “E”	Encumbrances;
Schedule “F”	Pending, Outstanding or Unresolved Claims or Greivances; and
Schedule “G”	Banks and Bank Accounts.

1.3  Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)	any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(c)	words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

Article 2
PURCHASE AND SALE OF THE ALL OF THE PURCHASED SHARES

2.1  Purchase and Sale. Subject to the terms and conditions hereof and based upon the representations and warranties contained in Articles “3” and “4” hereinbelow and prior satisfaction of the conditions precedent which are set forth in Article “5” hereinbelow, the Vendors hereby agrees to assign, sell and transfer at the Closing Date (as hereinafter determined) all of their respective rights, entitlement and interest in and to the Purchased Shares to the Purchaser and the Purchaser hereby agrees to purchase all of the Purchased Shares from the Vendors on the terms and subject to the conditions contained in this Agreement.

2.2  Purchase Price. The total purchase price (the “Purchase Price”) for all of the Purchased Shares will be satisfied by way of:

(a) payment of US$4,550,000 (the “Cash Portion”) to the Vendor in accordance with section “2.3” hereinbelow;

(b) the completion of an exploration program (the “Exploration Portion”) in accordance with section “2.4” hereinbelow; and

(c) the issuance to the Vendor of 15,000,000 Common Shares (the “Share Portion”) of a United States reporting issuer (the “U.S. Issuer”) listed on the Exchange, which U.S. Issuer has acquired or entered into an agreement to acquire the Purchaser, in accordance with section “2.5” and “2.6” hereinbelow.

2.3  Payment of the Cash Portion of the Purchase Price. The Cash Portion of the Purchase Price will be paid by the Purchaser as follows:

(a)	US$550,000 payable to the Vendor, which sum the Vendor hereby acknowledges as having been paid by the Purchaser as at the date of this Agreement;

(b)	US$400,000 payable to the Vendor, which sum the Vendor hereby acknowledges as having been paid by the Purchaser as at the date of this Agreement;

(c)
US$350,000 payable to the Vendor as a refundable deposit on or before July 15, 2007, which sum the Vendor acknowledges as having been paid by the Purchaser as at the date of this Agreement, and which sum will be refunded in full by the Vendor to the Purchaser if the transfer of the Purchased Shares has not been completed by August 31, 2007;

(d)
US$250,000 payable to the Vendor, which sum will be payable upon the completion of the transfer of the Purchased Shares to the Purchaser, and which sum the Vendor acknowledges as having been paid by the Purchaser as at the date of this Agreement and will be refunded in full by the Vendor to the Purchaser if the transfer of the Purchased Shares has not been completed by August 31, 2007;

(e)
US$1,000,000 payable to the Vendor on or before August 15, 2007, which sum the Vendor acknowledges as having been paid by the Purchaser as at the date of this Agreement, and which sum will be refunded in full by the Vendor to the Purchaser if the transfer of the Purchased Shares has not been completed by August 31, 2007;

(f)	US$1,000,000 payable to the Vendor on or before September 30, 2007; and

(g)	US$1,000,000 payable to the Vendor on or before October 31, 2007.

2.4  Payment of the Exploration Portion of the Purchase Price. The Exploration Portion of the Purchase Price will be paid by the Purchaser as follows:

(a)
the Purchaser will complete an initial project assessment report (the “Initial Assessment Report”), which Initial Assessment Report is to be substantiated by data from the Government of Mongolia by August 31, 2007, which Initial Assessment Report the Vendor acknowledges has been completed by the Purchaser as at the date of this Agreement;

(b)	the Purchaser will complete an initial geological resource estimate (the “Initial Geological Resource Estimate”) by October 15, 2007; and

(c)
the Purchaser will complete a final geological resource estimate (the “Final Geological Resource Estimate”) by October 15, 2008. If, for any technical or financial reason, the work required to produce the Final Geological Resource Estimate cannot be completed by October 15, 2008, any exploration work for determining the commercial value of the geological resources of the area covered by the Licenses will be completed by October 15, 2009 if both the Purchaser and the Vendor can agree to extend the date for the completion of the Final Geological Resource Estimate for a one-year period.

2.5  Payment of the Share Portion of the Purchase Price. The Share Portion of the Purchase Price will be paid by the Purchaser as follows:

(a)
if the Initial Assessment Report, indicates that the area covered by the Licenses has the potential to be a commercially viable middle to large sized deposit, the Purchaser will arrange to have 15,000,000 Common Shares of a U.S. Issuer that is listed on the Exchange, which has acquired or has entered into an agreement to acquire the Purchaser, issued to the Vendor, which shares will be restricted shares in accordance with Rule 144 (“Rule 144”) promulgated under the United States Securities Act of 1933, as amended (the “Act”);

(b)
the Purchaser will arrange to have an additional 1,000,000 shares of common stock of a U.S. Issuer that is listed on the Exchange, which has acquired or has entered into an agreement to acquire the Purchaser, issued to the Vendor, which shares will be restricted shares in accordance with Rule 144 of the Act, for every increment of 1,000T of Uranium above 5,000T of Uranium, up to a maximum of 5,000,000 shares that will be issued, confirmed by the Initial Geological Resources Estimate or, in the event that the Initial Geological Resources Estimate does not quantify the geological resources in the area covered by the Licenses, in accordance with any such further geological resources estimates resulting from further exploration of the area covered by the Licenses; and

(c)
If it is discovered that there are mineral commodities other than Uranium within the license area that have commercial value, the method of co-operation and profits sharing will be negotiated between the vendor and the purchaser separately.

2.6  Resale Restrictions. The Vendor hereby acknowledges and agrees that the Purchaser makes no representations as to any resale or other restriction affecting the Common Shares or any additional shares issued to the Vendor under section “2.5(b)” (collectively, the “Shares”) and that it is presently contemplated that the Shares will be issued by the U.S. Issuer to the Vendor in reliance upon the registration and prospectus exemptions contained in the United States Securities Act of 1933, as amended (the “Act”) or “Regulation S” promulgated under the Act which will impose a trading restriction in the United States on the Shares for a period of at least 12 months from: (i) the date of full payment for the Shares; or (ii) the date of issuance of the Shares, whichever is applicable. In addition, the obligation of the U.S. Issuer to issue the Shares pursuant to section “2.2(c)” and “2.5” hereinabove will be subject to the U.S. Issuer being satisfied that an exemption from applicable registration and prospectus requirements is available under the Act and all applicable securities laws, in respect of the Vendor and related Shares.

Article 3
REPRESENTATIONS, WARRANTIES AND COVENANTS
BY THE COMPANY AND THE VENDOR

3.1  General Representations, Warranties and Covenants by the Company and the Vendor. In order to induce the Purchaser to enter into and consummate this Agreement, the Company and the Vendor, jointly and severally, represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Vendor and the Company, after having made due inquiry:

(a)
if a corporation, it is duly organized under the laws of its respective jurisdiction of incorporation and is validly existing and in good standing with respect to all statutory filings required by the applicable corporate laws;

(b)
it is qualified to do business in those jurisdictions where it is necessary to fulfill its obligations under this Agreement and it has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)
it has the requisite power, authority and capacity to own and use all of its respective business assets and to carry on its respective business as presently conducted by it and to fulfill its respective obligations under this Agreement;

(d)	the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action, corporate or otherwise, on its respective part;

(e)	there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

(f)
this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(g)
no proceedings are pending for, and it is unaware of, any basis for the institution of any proceedings leading to its respective dissolution or winding up, or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent companies or persons;

(h)	the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)	if a corporation, conflict with or result in a breach of or violate any of the terms, conditions or provisions of its respective constating documents;

(ii)
conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any Court or governmental authority, domestic or foreign, to which it is subject, or constitute or result in a default under any agreement, contract or commitment to which it is a party;

(iii)	give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which it is a party;

(iv)
give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to it which is necessary or desirable in connection with the conduct and operations of its respective business and the ownership or leasing of its respective business assets; or

(v)
constitute a default by it, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of it which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument; and

(i)
neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of the Vendor or the Company in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of the Purchaser to enter into this Agreement.

(j)
the Company is the rightful and legal owner of the Licenses, free and clear of all liens, charges, pledges, security interests and claims of others, and no taxes, payments or fees are due in respect of any part of the Licenses, and the Vendor has free and unimpeded right to the Licenses; and

(k)	there has not been any default in any obligation to be performed relating to the Licenses.

3.2  Representations, Warranties and Covenants by the Vendors respecting the Purchased Shares and the Common Shares. In order to induce the Purchaser to enter into and consummate this Agreement, the Vendor hereby represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Vendor, after having made due inquiry:

(a)
save and except as set forth in Schedule “A” which is attached hereto, the Vendor has good and marketable title to and is the legal and beneficial owners of all of the Purchased Shares, and the Purchased Shares are fully paid and non-assessable and are free and clear of liens, charges, encumbrances, pledges, mortgages, hypothecations, security interests and adverse claims of any and all nature whatsoever and including, without limitation, options, pre-emptive rights and other rights of acquisition in favour of any person, whether conditional or absolute;

(b)	the Vendor has the power and capacity to own and dispose of the Purchased Shares, and the Purchased Shares are not subject to any voting or similar arrangement;

(c)
there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of the Vendor or the Company), pending or threatened, which may affect, without limitation, the rights of the Vendor to transfer any of the Purchased Shares to the Purchaser at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limiting the generality of the foregoing, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting the Purchased Shares. In addition, the Vendor is not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(d)	no other person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase of any of the Purchased Shares;

(e)
the Vendor acknowledges that the Common Shares will be issued under certain exemptions from the registration and prospectus filing requirements otherwise applicable under the Act, and that, as a result, the Vendor may be restricted from using most of the remedies that would otherwise be available to the Vendor, the Vendor will not receive information that would otherwise be required to be provided to the Vendor under applicable securities legislation;

(f)
the Vendor has not received, nor has the Vendor requested nor does the Vendor require to receive, any offering memorandum or a similar document describing the business and affairs of the U.S. Issuer in order to assist the Vendor in entering into this Agreement and in consummating the transactions contemplated herein;

(g)
the Vendor acknowledges and agrees that the Common Shares have not been and will not be qualified or registered under the securities laws of the United States or any other jurisdiction and, as such, the Vendor may be restricted from selling or transferring such Common Shares under applicable law;

(h)
the Vendor is resident in the jurisdiction as set forth under the Vendor’s address in Schedule “A” which is attached hereto, and that all negotiations and other acts in furtherance of the execution and delivery of this Agreement by the Vendor in connection with the transactions contemplated herein have taken place and will take place solely in such jurisdiction or in the State of Nevada; and

(i)	the Purchased Shares have been issued in accordance with all applicable securities and corporate legislation and policies.

3.3  Representations, Warranties and Covenants by the Company and the Vendor respecting the Company. In order to induce the Purchaser to enter into and consummate this Agreement, each of the Vendor and the Company hereby, jointly and severally, also represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Vendor and the Company, after having made due inquiry:

Corporate Status of the Company

(a)
the Company is a company with limited liability duly and properly organized and validly subsisting under the laws of Mongolia being the only jurisdiction where it is required to be registered for the purpose of enabling it to carry on its business and own its property as presently carried on and owned;

(b)	the Company has good and sufficient power, authority and right to own or lease its property, to enter into this Agreement and to perform its obligations hereunder;

Authorization

(c)
this Agreement has been duly authorized, executed and delivered by the Vendor and the Company and is a legal, valid and binding obligation of the Vendor and the Company, enforceable against the Vendor and/or the Company, as the case may be, by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

No Other Agreements to Purchase

(d)
no person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, or option for the purchase or acquisition from the Vendor of any of the Purchased Shares;

Options

(e)
no person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Company;

Title to Shares

(f)
the Purchased Shares are beneficially owned by the Vendor with good and marketable title thereto free of all Encumbrances and are registered in the books of the Company in the name of the Vendor and, without limitation thereto, none of the Purchased Shares are subject to any voting trust, unanimous shareholders agreement, other shareholders agreements, pooling agreements or voting agreements;

(g)
upon completion of the transactions contemplated by this Agreement, all of the Purchased Shares will be owned by the Purchaser as the beneficial owner of record, with good and marketable title thereto;

Title to Personal Property and Other Property

(h)
the property and assets of the Company are, and between the date hereof and the Closing Date (as hereinafter determined), will be, owned beneficially by the Company with a good and marketable title thereto, free and clear of all Encumbrances save as previously disclosed to the Purchaser;

Financial Statements

(i)
the Company’s Financial Statements for the periods ended ______________ have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, are correct and complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Company as at the respective dates of and for the respective periods covered by the Company’s Financial Statements;

(j)
for any period up to the Time of Closing the Company will not have any debts or liabilities whatsoever (whether accrued, absolute or contingent or otherwise), including any liabilities for federal, state, provincial, sales, excise, income, corporate or any other taxes of the Company except for;

(i)	the debts and liabilities disclosed on, provided for or included in the balance sheet forming a part of the most recent of the Company’s Financial Statements;

(ii)	debts or liabilities disclosed in this Agreement or any Schedule hereto; and

(iii)	liabilities incurred by the Company in the ordinary course of the Company’s business subsequent to the date of the balance sheet referred to in the Company’s Financial Statements;

Books and Records

(k)
the books and records of the Company fairly and correctly set out and disclose, in all material respects, in accordance with generally accepted accounting principles, consistently applied, the financial condition of the Company as of the date of this Agreement and all material financial transactions of the Company have been accurately recorded in such books and records;

Corporate Records

(l)
the Corporate records and minute books of the Company contain complete and accurate minutes, (duly signed by the chairman and/or secretary of the appropriate meeting) of all meetings of the directors and shareholders of the Company since its date of incorporation;

(m)
the share certificate records, the securities register, the register of disclosures , the register of directors and officers for the Company are contained in the corporate minute book and are complete and accurate in all respects;

Directors and Officers

(n)	the present directors and officers of the Company are as follows:

Name	Position

Lin Dong Hong	Director

Accuracy of Warranties

(o)
neither this Agreement nor any document, schedule, list, certificate, declaration under oath or written statement now or hereafter furnished by the Vendor or the Company to the Purchaser in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement or representation of a material fact on the part of the Vendor or the Company, or omits or will omit on behalf of the Vendor or the Company to state a material fact necessary to make any such statement or representation therein or herein contained not misleading; and

Full Disclosure

(p)
the Vendor has no information or knowledge of any fact not communicated to the Purchaser and relating to the Company or to the Company’s business or to the Purchased Shares which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from entering into this Agreement or from completing the transactions contemplated by this Agreement.

3.4  Survival of the Representations, Warranties and Covenants by each of the Vendor and the Company. To the extent they have not been fully performed at or prior to the Time of Closing, each and every representation and warranty of the Vendor or the Company contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall:

(a)	be true and correct on and as of the Closing Date with the same force and effect as though made or given on the Closing Date;

(b)	remain in full force and effect notwithstanding any investigations conducted by or on behalf of the Purchaser; and

(c)
survive the completion of the transactions contemplated by this Agreement until the second anniversary of the Closing Date and shall continue in full force and effect for the benefit of the Purchaser during that period, except that:

(i)	the representations and warranties set out in section 3.2(a) to and including 3.2(i) above shall survive and continue in full force and effect without limitation of time; and

(ii)
a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

(d)
to the extent they have not been fully performed at or prior to the Time of Closing, each and every covenant of the Vendor contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Purchaser.

Article 4
WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE PURCHASER

4.1  Warranties, Representations and Covenants by the Purchaser. In order to induce the Vendor and the Company to enter into and consummate this Agreement, the Purchaser hereby warrants to, represents to and covenants with each of the Vendor and the Company, with the intent that each of the Vendor and the Company will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Purchaser, after having made due inquiry:

Corporate Status of the Purchaser

(a)
the Purchaser is a company with limited liability duly and properly incorporated, organized and validly subsisting under the laws of the British Virgin Islands being the only jurisdiction where it is required to be registered for the purpose of enabling it to carry on its business and own its property as presently carried on and owned;

(b)	the Purchaser has good and sufficient power, authority and right to own or lease its property, to enter into this Agreement and to perform its obligations hereunder;

Authorization

(c)
this Agreement has been duly authorized, executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser, as the case may be, by the Vendor and/or the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

Share Capital

(d)
the authorized capital of the Purchaser consists of 50,000 shares of common stock of which 500 shares of common stock of the Purchaser has been duly issued and are outstanding as fully paid and non-assessable;

Directors and Officers

(e)	the present directors and officers of the Purchaser are as follows:

Name	Position

Anthony Tam	Director

Full Disclosure

(f)
the Purchaser has no information or knowledge of any fact not communicated to the Vendor and the Company and relating to the Purchaser which, if known to the Vendor and/or the Company, might reasonably be expected to deter the Vendor and/or the Company from entering into this Agreement or from completing the transactions contemplated by this Agreement.

4.2  Survival of the Representations, Warranties and Covenants by the Purchaser. To the extent they have not been fully performed at or prior to the Time of Closing, each representation and warranty of the Purchaser contained in this Agreement or in any document, instrument, certificate or undertaking given pursuant hereto shall:

(a)	be true and correct on and as of the Closing Date with the same force and effect as though made or given on the Closing Date;

(b)	remain in full force an effect notwithstanding any investigations conducted by or on behalf of the Purchaser, and

(c)
survive the completion of the transactions contemplated by this Agreement until the second anniversary of the Closing Date and shall continue in full force and effect for the benefit of the Vendor and the Company during that period, except that a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

(d)
To the extent they have not been fully performed at or prior to the Time of Closing, each and every covenant of the Purchaser contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Vendor and the Company.

Article 5
CONDITIONS PRECEDENT TO CLOSING

5.1  Parties’ Conditions Precedent prior to the Closing Date. All of the rights, duties and obligations of each of the Parties hereto under this Agreement are subject to the following condition precedent for the exclusive benefit of each of the Parties to be fulfilled in all material aspects in the reasonable opinion of each of the Parties or to be waived by each or any of the Parties, as the case may be, as soon as possible after the Execution Date; however, unless specifically indicated as otherwise, not later than the Time of Closing:

(a)
the specific ratification of the terms and conditions of this Agreement by the Board of Directors of the Purchaser within five business days of the due and complete execution of this Agreement by each of the Parties hereto (the “Purchaser’s Ratification”).

5.2  Parties’ Waiver of Conditions Precedent. The conditions precedent set forth in section “5.1” hereinabove are for the exclusive benefit of each of the Parties hereto and may be waived by each of the Parties in writing and in whole or in part at or prior to the Time of Closing.

5.3  The Vendor’s and the Company’s Conditions Precedent. The purchase and sale of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Vendor and the Company, to be fulfilled or performed at or prior to the Time of Closing:

(a)
the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time;

(b)
all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or before the Time of Closing shall have been complied with or performed in all material respects;

(c)
there shall have been obtained, from all appropriate federal, provincial, municipal or other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required by law, if any, to be obtained by the Purchaser to permit the change of ownership of the Purchased Shares contemplated hereby, in each case in form and substance satisfactory to the Vendor and the Company, acting reasonably;

(d)	no legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Shares contemplated hereby;

If any of the conditions contained in this section 5.3 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Vendor and the Company, acting reasonably, the Vendor and/or the Company may, by notice to the Purchaser, terminate this Agreement and the obligations of the Vendors, the Company and the Purchaser under this Agreement, other than the obligations contained in Article 8 hereinbelow, shall be terminated, provided that the Vendor and the Company may also bring an action pursuant to Article 7 against the Purchaser for damages suffered by the Vendor and/or the Company where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty by the Purchaser. Any such condition may be waived in whole or in part by the Vendor and the Company in writing without prejudice to any claims it may have for breach of covenant, representation or warranty.

5.4  Purchaser’s Conditions Precedent prior to the Closing Date. The sale and purchase of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be fulfilled or performed at or prior to the Time of Closing:

(a)
the representations and warranties of the Vendor and the Company contained in this Agreement shall be true and correct at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor and the Company at or before the Time of Closing shall have been complied with or performed;

(c)
there shall have been obtained, from all appropriate federal, provincial, municipal or other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained, if any, by the Vendor and the Company to permit the change of ownership of the Purchased Shares contemplated hereby;

(d)
there shall have been no material adverse changes in the condition (financial or otherwise), assets, liabilities, operations, earnings, the Company’s business or prospects of the Company since the date of the Company’s Financial Statements;

(e)	no legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Shares contemplated hereby;

(f)	no material damage by fire or other hazard to the whole or any material part of the property or assets of the Company shall have occurred from the date hereof to the Time of Closing;

If any of the conditions contained in this section 5.4 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Purchaser, acting reasonably, the Purchaser may, by notice to the Vendor and the Company, terminate this Agreement and the obligations of the Vendor, the Company and the Purchaser under this Agreement, other than the obligations set forth in Article 8, shall be terminated, provided that the Purchaser may also bring an action pursuant to Article 7 against the Vendor and/or the Company for damages suffered by the Purchaser where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty by the Vendor or the Company. Any such condition may be waived in whole or in part by the Purchaser without prejudice to any claims it may have for breach of covenant, representation or warranty.

Article 6
CLOSING AND EVENTS OF CLOSING

6.1  Closing and Closing Date. The closing (the “Closing”) of the within purchase and delivery of the Purchased Shares, as contemplated in the manner as set forth in Article “2” hereinabove, together with all of the transactions contemplated by this Agreement shall occur on August 31, 2007 (the “Closing Date”), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at ___________________________________________________________________________________________

at 2:00 p.m. (Hong Kong time) on the Closing Date.

6.2  Latest Closing Date. If the Closing Date has not occurred by September 7, 2007, subject to an extension as may be mutually agreed to by the Parties for a maximum of 14 days per extension, then the Purchaser and the Vendors shall each have the option to terminate this Agreement by delivery of written notice to the other Party. Upon delivery of such notice, this Agreement shall cease to be of any force and effect except for Article “8” hereinbelow, which shall remain in full force and effect notwithstanding the termination of this Agreement.

6.3  Appointment of Vendor as a Director of the U.S. Issuer. On the Closing Date, the Purchaser will arrange to have the Vendor appointed as a director of the U.S. Issuer that is listed on the Exchange, which has acquired or has entered into an agreement to acquire the Purchaser.

6.4  Documents to be delivered by the Company and the Vendor prior to the Closing Date. Not later than the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Company and the Vendor shall also execute and deliver or cause to be delivered to Purchaser’s counsel all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Purchaser, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary transfer of all of the Purchased Shares to the Purchaser free and clear of all liens, security interests, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)
all documentation as may be necessary and as may be required by the solicitors for the Purchaser, acting reasonably, to ensure that all of the Purchased Shares have been transferred, assigned and are registerable in the name of and for the benefit of the Purchaser under all applicable corporate and securities laws;

(b)
certificates representing the Purchased Shares registered in the name of the Vendor, duly endorsed for transfer to the Purchaser and/or irrevocable stock powers transferring the Purchased Shares to the Purchaser;

(c)	certificates representing the Purchased Shares registered in the name of the Purchaser;

(d)	a certified copy of the resolutions of the directors of the Company authorizing the transfer by the Vendor to the Purchaser of the Purchased Shares;

(e)
a copy of all corporate records and books of account of the Company and including, without limiting the generality of the foregoing, a copy of all minute books, share register books, share certificate books and annual reports of the Company;

(f)	all remaining business documentation; and

(g)	all such other documents and instruments as the Purchaser’s solicitors may reasonably require.

6.5  Documents to be delivered by the Purchaser prior to the Closing Date. Not later than the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Purchaser shall also execute and deliver or cause to be delivered to the Company’s and the Vendor’s counsel, all such other documents, resolutions and instruments that may be necessary, in the opinion of counsel for the Company and the Vendor, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary acceptance of the transfer of all of the Purchased Shares to the Purchaser free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)	a copy of the resolutions of the directors of the Purchaser providing for the approval of all of the transactions contemplated hereby; and

(b)	all such other documents and instruments as the Company’s and the Vendor’s respective solicitors may reasonably require.

Article 7
INDEMNIFICATION AND LEGAL PROCEEDINGS

7.1  Indemnification. The Parties hereto agree to indemnify and save harmless the other Parties hereto and including, where applicable, their respective affiliates, directors, officers, employees and agents (each such party being an “Indemnified Party”) harmless from and against and agree to be liable for any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

7.2  No Indemnification. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

7.3  Claim of Indemnification. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

7.4  Notice of Claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any of the Parties hereto, the Indemnified Party will give the relevant Party hereto prompt written notice of any such action of which the Indemnified Party has knowledge and such Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt consulting of counsel acceptable to the Indemnified Party affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve any Party hereto of such Party’s obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by any Party hereto of substantive rights or defenses.

7.5  Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonably withheld.

7.6  Legal Proceedings. Notwithstanding that the relevant Party hereto will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)	such counsel has been authorized by the relevant Party hereto;

(b)	the relevant Party hereto has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)
the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d)	there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

7.7  Contribution. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party hereto shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by any Party hereto on the one hand and the Indemnified Party on the other, but also the relative fault of the Parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party hereto shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

Article 8
NON-DISCLOSURE

8.1 Confidentiality. Until Closing, the parties undertake to keep all information with respect to this Agreement, the terms herein, and any related, underlying or subsequent agreements (the “Information”) confidential and not to directly or indirectly disclose the Information at any time to any person or persons or use the Information for any purpose whatsoever, and to take, or abstain from taking, other actions set forth herein. The Information will be used solely for the purpose of evaluating the proposed transactions set out herein, and will be kept confidential by each of the Vendor and the Purchaser, and their officers, directors, employees, representatives, agents, and advisors; provided that (i) any of such Information may be disclosed by either party to its officers, directors, employees, representatives, agents, and advisors who require such information for the purpose of evaluating the arrangement set out herein; (ii) disclosure of such Information may be made where the consent in writing of the other party has been obtained; (iii) such Information may be disclosed if so required by law; and (iv) such obligation of confidentiality shall expire upon such Information becoming public by means other than a breach of this Section. If the arrangement set out in the Agreement is not completed, each of the Purchaser and the Vendor will promptly return all documents, contracts, records, or properties to the other. The provisions of this paragraph shall survive the termination of this Agreement.

8.2 Public Disclosure. Neither the Purchaser nor the Vendor will, before Closing, make any public release of information regarding the matters contemplated herein except that each of the Purchaser and the Vendor may each continue such communications with their respective employees, customers, suppliers, franchisees, lenders, lessors, shareholders, and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the transactions contemplated by this Agreement, or as otherwise required by law.

Article 9
ASSIGNMENT AND AMENDMENT

9.1  Assignment. Save and except as provided herein, no Party hereto may sell, assign, pledge or mortgage or otherwise encumber all or any part of its respective interest herein without the prior written consent of all of the other Parties hereto.

9.2  Amendment. This Agreement and any provision thereof may only be amended in writing and only by duly authorized signatories of each of the respective Parties hereto.

Article 10
FORCE MAJEURE

10.1  Events. If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

10.2  Notice. A Party shall, within seven calendar days, give notice to the other Parties of each event of force majeure under section “10.1” hereinabove, and upon cessation of such event shall furnish the other Parties with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 11
ARBITRATION

11.1  Matters for Arbitration. The Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

11.2  Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than 10 calendar days’ prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute. On the expiration of such 10 calendar days the Party who gave such notice may proceed to refer the dispute to arbitration as provided in section “11.3” hereinbelow.

11.3  Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within two calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 10 calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other Party shall fail to appoint an arbitrator within 10 calendar days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the arbitration statute or act in force and effect in Hong Kong (the “Commercial Arbitration Act”). Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Commercial Arbitration Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Hong Kong, for the purpose of hearing the evidence and representations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Commercial Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

11.4  Award. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 12
DEFAULT AND TERMINATION

12.1  Default. The Parties hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the “Defaulting Party”), the non-defaulting Party (herein called the “Non-Defaulting Party”) shall give notice to the Defaulting Party designating such default, and within 10 calendar days after its receipt of such notice, the Defaulting Party shall either:

(a)	cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b)	give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

12.2  Arbitration. If arbitration is sought, a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article “11” hereinabove.

12.3  Curing the Default. If:

(a)	the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default; or

(b)	arbitration is not so sought; or

(c)	the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award,

the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.

12.4  Termination. In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that this Agreement will be terminated in the event that:

(a)	the Purchaser’s Ratification is not received within five business days of the due and complete execution of this Agreement by each of the Parties hereto;

(b)
either of the Parties hereto has not either satisfied or waived each of their respective conditions precedent at or prior to the Time of Closing in accordance with the provisions of Article “5” hereinabove;

(c)
either of the Parties hereto has failed to deliver or caused to be delivered any of their respective documents required to be delivered by Articles “5” and “6” hereinabove at or prior to the Time of Closing in accordance with the provisions of Articles “5” and “6”; or

(d)	the Closing has not occurred on or before September 7, 2007, or such later date, all in accordance with section “6.2” hereinabove; or

(e)	agreement in writing by each of the Parties hereto;

and in such event this Agreement will be terminated and be of no further force and effect other than the obligations under Article “8” hereinabove.

Article 13
NOTICE

13.1  Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

13.2  Change of Address. Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Article 14
GENERAL PROVISIONS

14.1  Entire Agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement and including, without limitation, the agreement as between the Purchaser, the Vendor and the Company.

14.2  Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto, their respective heirs, executors, administrators and assigns.

14.3  Schedules. The Schedules to this Agreement are hereby incorporated by reference into this Agreement in its entirety.

14.4  Time of the Essence. Time will be of the essence of this Agreement.

14.5  Costs. It is hereby acknowledged and agreed by the Parties hereto that each Party to this Agreement will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement.

14.6  Applicable Law. The situs of this Agreement is Hong Kong and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in Hong Kong.

14.7  Further Assurances. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

14.8  Severability and Construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

14.9  Captions. The captions, section numbers, Article numbers and Schedule numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

14.10  Currency. Unless otherwise stipulated, all references to money amounts herein shall be in lawful money of the United States.

14.11  Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the effective Execution Date as set forth on the front page of this Agreement.

14.12  No Partnership or Agency. The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

14.13  Consents and Waivers. No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

(a)	be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)	be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)	constitute a general waiver under this Agreement; or

(d)	eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

IN WITNESS WHEREOF each of the Parties hereto has hereunto executed this Agreement as of the Execution Date as set forth on the front page of this Agreement.

MONGOLIA ENERGY LIMITED,	)
the Purchaser herein,	)
)
)
Per: /s/ Anthony Tam	)
Authorized Signatory	)

TOOROIBANDI LIMITED,	)
the Company herein,	)
)
)
Per: /s/ Lin Dong Hong	)
Authorized Signatory	)

SIGNED and DELIVERED by	)
LIN DONG HONG, the Vendor	)
herein, in the presence of:	)
)
/s/ Rui Zhang	)
Witness Signature	)	/s/ Lin Dong Hong
	)	LIN DONG HONG
)
Witness Address	)
)
Rui Zhang, Geologist	)
Witness Name and Occupation	)

Schedule A

This is Schedule “A” to that certain Share Purchase Agreement among Mongolia Energy Limited, Tooroibandi Limited and the vendor shareholder of Tooroibandi Limited.

Purchased Shares and Vendor

Registered Capital:		US$11,100

Vendor:

	Lin Dong Hong:	US$11,100
c/o Bayangol 5, Khoroo 10
Khoroolol 48a04
Ulaanbaatar, Mongolia

Schedule B

This is Schedule “B” to that certain Share Purchase Agreement among Mongolia Energy Limited, Tooroibandi Limited and the vendor shareholder of Tooroibandi Limited.

Exploration Licenses

Schedule C

This is Schedule “C” to that certain Share Purchase Agreement among Mongolia Energy Limited, Tooroibandi Limited and the vendor shareholder of Tooroibandi Limited.

Financial Statements

Schedule D

This is Schedule “D” to that certain Share Purchase Agreement among Mongolia Energy Limited, Tooroibandi Limited and the vendor shareholder of Tooroibandi Limited.

Material Contracts

Schedule E

This is Schedule “E” to that certain Share Purchase Agreement among Mongolia Energy Limited, Tooroibandi Limited and the vendor shareholder of Tooroibandi Limited.

Encumbrances

Schedule F

This is Schedule “F” to that certain Share Purchase Agreement among Mongolia Energy Limited, Tooroibandi Limited and the vendor shareholder of Tooroibandi Limited.

Pending, Outstanding or Unresolved Claims or Greivances

Schedule G

This is Schedule “G” to that certain Share Purchase Agreement among Mongolia Energy Limited, Tooroibandi Limited and the vendor shareholder of Tooroibandi Limited.

Banks and Bank Accounts

v